CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 31, 2007, except for Note 20h for which the date is August 5, 2007, in Amendment No. 1 to the Registration Statement on Form F-1 (file No. 333-146654) and in the related Prospectus of SCOPE METALS GROUP LTD. (formerly known as SCOPE METALS TRADING & TECHNICAL SERVICES LIMITED) for the registration of 3,773,585 of its ordinary shares.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
October 18, 2007	A Member of Ernst & Young Global